As filed with the Securities and Exchange Commission on December 22, 2006.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Analytical Surveys, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-0846389
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8610 N. New Braunsfels, Suite 205
San Antonio, Texas 78217
(210) 657-1500
(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With copy to:
Lori A. Jones, CEO	David F. Taylor, Esquire
8610 N. New Braunsfels, Suite 205	Locke Liddell & Sapp LLP
San Antonio, Texas 78217	600 Travis Street, Suite 3400
(210) 657-1500	Houston, Texas 77002
(713) 226-1200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)		Proposed maximum offering price per share		Proposed maximum Aggregate offering price	Amount of registration fee
Common Stock, no par value per share	6,362,590	(2)	$0.63	(3)	$4,012,468	$429

(1)            The shares of our common stock being registered hereunder are being registered for resale by the selling shareholders named in the prospectus. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)            The 6,362,590 shares registered hereunder represents 3,086,331 shares of Common Stock issuable upon conversion of three secured convertible debentures in the aggregate principal amount $1,650,000 (representing 130% of the shares of Common Stock issuable upon conversion of the secured convertible debentures), 3,086,331 shares of Common Stock issuable upon exercise of certain warrants issued in connection with the secured convertible debentures (representing 130% of the shares of Common Stock issuable upon exercise of the warrants), and 189,928 shares issuable upon exercise of a warrant issued to the Company’s placement agent in connection with the convertible debenture.

(3)            Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, the maximum offering price per share represents the exercise price of the warrants ($0.57 per share) and the conversion price of the convertible debenture ($0.695 per share).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2006.

PRELIMINARY PROSPECTUS

6,362,590 Shares
Analytical Surveys, Inc.
Common Stock

We have prepared this prospectus to allow the persons named in this prospectus under the caption the “Selling Shareholders” to sell up to 6,362,590 shares of our Common Stock. The 6,362,590 shares registered hereunder represents 3,086,331 shares of Common Stock issuable upon conversion of three secured convertible debentures in the aggregate principal amount $1,650,000 (representing 130% of the shares of Common Stock issuable upon conversion of the secured convertible debentures), 3,086,331 shares of Common Stock issuable upon exercise of certain warrants issued in connection with the secured convertible debentures (representing 130% of the shares of Common Stock issuable upon exercise of the warrants), and 189,928 shares issuable upon exercise of a warrant issued to the Company’s placement agent in connection with the convertible debenture.

The selling shareholders may sell the shares of common stock described in this prospectus in public or private transactions, on or off the NASDAQ Capital Market or such other securities exchange on which our common stock is traded at the time of the sale, at prevailing market prices, or at privately negotiated prices. The selling shareholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders.  You may find more information concerning how the selling shareholders may sell these shares under the caption “Plan of Distribution.”

The selling shareholders will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus. We are paying all of the expenses of registration incurred in connection with this offering, but the selling shareholders will pay all selling and other expenses.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “ANLT.” The closing sale price of our common stock, as reported on the NASDAQ Capital Market on December 20, 2006 was $0.61.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 3 for information that you should consider before purchasing these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus and any representation to the contrary is a criminal offense.

This date of this prospectus is                  , 200   .

PROSPECTUS SUMMARY

Although it contains all material information, this summary is not complete and may not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, including the more detailed information regarding the Company, the risks of purchasing our common stock discussed under “Risk Factors” and our financial statements and the accompanying notes.  In this prospectus, “we,” “us,” “Company” and “our,” refer to Analytical Surveys, Inc., unless the context otherwise requires.  Unless otherwise indicated, the term “year,” “fiscal year,” or “fiscal” refers to our fiscal year ending September 30th.  Unless we tell you otherwise, the term “common stock” as used in this prospectus refers to shares of common stock, no par value per share, of Analytical Surveys, Inc..

Background

The Company was formed in 1981, and has, since inception, provided customized data conversion, spatial data management and technical services for the geographic information systems (“GIS”) market.  GIS consists of computer software, hardware, data and personnel that are designed to help manipulate, analyze, and present information that is tied to a spatial (geographical) location.  GIS technology enables its users to improve corporate customer information processes that capture, report and monitor information related to usage, billing, payments, order processing, special service requests, and records documentation, with a goal to improve customer service ratings and to meet the requirements of regulatory agencies.  GIS technology also enables users to access and update accurate information regarding the location, condition, and function of physical assets in support of operations and maintenance of facilities.

While there has been an apparent increase in demand for GIS solutions in response to catastrophic events and homeland security initiatives in recent years, we have experienced a significant decrease in demand for GIS data conversion services.  We believe that the primary reason for such decrease is that existing and potential customers have been using newly emerging technology to reduce the need for outsourcing GIS data conversion services, which historically accounted for as high as 75% of the total cost of a typical GIS solution.  Specifically, the emergence in recent years of commercial off-the-shelf (“COTS”) hardware and software solutions for gathering satellite remote sensing base data and topographic, planimetric and cadastral data have given customers increased capabilities to replace our services with an in-house, significantly lower cost alternative.  We believe this shift to COTS, coupled with offerings from service firms with large labor content in India, has resulted in lower margins and increased competition in the industry.  Our financial results reflect this trend.  In fiscal years 2004, 2005 and 2006, our revenues were $11.6 million, $6.1 million, and $4.3 million, respectively. In spite of significant cost cutting measures, in those years we experienced net losses of $1.2 million, $3.3 million, and $0.38 million, respectively.

During fiscal 2005, we evaluated a broad spectrum of business opportunities.  We engaged a consultant and evaluated acquisitions that would facilitate our entrance into the federal markets.  We also evaluated various opportunities, including software and service solutions for location based services, state and local GIS initiatives.  We were not able to identify an acceptable acquisition serving the GIS marketplace that produced suitable margins or sufficient returns on acquisition costs.

In May 2006, we formed ASI Energy, a division of the Company (“ASI Energy”), for the sole purpose of acting as an independent oil and gas enterprise focused on leveraging non-operating participation in drilling and production prospects for the development of on-shore oil and natural gas reserves in the United States.  As such, we are engaged in the acquisition of leases, drilling and production of oil and natural gas in the United States. We act as a non-operator, which means we do not directly manage exploration, drilling or development operations, but instead, we pursue oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise.  We seek to achieve a balanced growth strategy that includes participation in lower risk development drilling, combined with higher potential exploratory locations.  In addition, we continue to seek acquisitions of proven production with upside potential attributable to behind pipe reserves, infill drilling locations, deeper reservoirs and/or field extension opportunities.  In an effort to maximize efficient use of capital, yet diversify risk, we are focused on investments in the Arkoma and Anadarko Basins, South Texas, and the Texas Gulf Coast regions. We intend to continue to finance these acquisitions through the private placement of equity supplemented by issuance of debt, which is dependent on the terms which we are able to negotiate.

The Private Placement

Effective as of November 24, 2006, in exchange for an aggregate cash investment of $1,650,000, we sold to three accredited investors, DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund L.P. and Monarch Capital Fund Ltd. (collectively, the “Investors”), secured convertible debentures each in the principal amount of $550,000, without discount to the Investors (the “Debentures”).  The Debentures are convertible at any time at the discretion of the holder at a price per share of $0.695 into 2,374,101 shares of our Common Stock.  The Debentures bear interest at the rate of 13% per annum payable quarterly.  In connection with the sale of the Debentures, we issued to each Investor a Common Stock Purchase Warrant (the “Warrants”) to purchase in the aggregate up to 2,374,101 shares of our Common Stock at an exercise price of $0.57 per share, which was $0.01 above the closing bid price of our Common Stock on November 23, 2006.  The Warrants are exercisable at anytime after May 24, 2007 and before November 24, 2011.  The Warrants provide that the Warrants cannot be exercised to the extent that the number of shares of Common Stock held by the Investor and its affiliates after such exercise would exceed 9.99% of the then total number of shares of our Common Stock outstanding (the “Beneficial Ownership Limitation”).

We paid a finder’s fee of $132,000 in cash and issued a warrant to purchase 189,928 shares of our Common Stock at an exercise price of $0.57 per share to Palladium Capital Advisors LLC, our placement agent in connection with the issuance of the Debenture and Warrants.  The warrants issued to Palladium Capital Advisors LLC may be exercised at any time from May 24, 2007 and before November 24, 2011.  We incurred legal and accounting costs of approximately $60,000.  These costs were recorded as deferred loan costs and are being amortized to interest expense over the term of the Debentures.

Forward-Looking Statements

This prospectus contains forward-looking statements.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•     business plans and strategy;

•     exploration and development drilling prospects, inventories, productions, projects and programs;

•     natural gas and oil reserves;

•     ability to obtain permits and governmental approvals;

•     technology;

•     financial strategy;

•     realized oil and gas prices;

•     lease operating expenses, general and administrative costs and funding and development costs;

•     future operating results; and

•     plans, objectives, expectations and intentions.

All of these types of statements, other than statements of historical fact included in this prospectus, are forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “project”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “pursue”, “target”, “seek”, “objective”, or “continue”, the negative of such terms or other comparable terminology.

The forward-looking statements contained in this prospectus are based largely on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate.  All readers are cautioned that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking statements due to the many factors including those listed in the “Risk Factors” section and elsewhere in this prospectus.  All forward-looking statements speak only as of the date of this prospectus.  We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information set forth or incorporated by reference in this prospectus, before purchasing shares of our common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, and also adversely affect the value of an investment in our common stock.

General Perspective on the Overall Risks Involved.

For the last several years, our traditional GIS data conversion business has been shrinking dramatically, causing us to incur severe operating losses.   Although we have reduced our operating losses in the current fiscal year as a result of cost cutting measures, our backlog continues to decline, and we have not been successful in obtaining any significant contracts.   The fixed overhead costs required to perform the remaining contracts preclude us from being able to return to profitability by pursuing our traditional business.   Indeed, without additional cost cutting measures, our cash flow derived solely from the GIS business may be insufficient to meet the operating and capital requirements of our business beyond the current fiscal year.

As we enter into the oil and gas exploration and production business, we are seeking to make investments in oil and gas activities that will result in a level of operating income that will generate cash flow sufficient to meet our operating and capital requirements.  Our acquisitions of the working interests in February and March 2006 were small and will not produce significant cash flows.   Our decision in May 2006 to invest $1.7 million in a natural gas well known as the Adrienne 1-9, located in Washita County, Oklahoma, was intended to provide the potential for significant cash flow.  However, there is no assurance that such cash flow, if any, will be realized.

There is no assurance that our intended transition into an oil and gas producer will indeed be seamless.   In other words, a major restructuring of the Company might be necessary if the Washita County well is unsuccessful.

Our cash flow may be insufficient to meet our operating and capital requirements.

We currently do not have a line of credit with any lender and rely solely on cash flow from operations to fund future operations and expenditures.  There is no assurance that the cash flow from operations will be sufficient to meet our capital requirements. We must receive cash from our investments in oil and natural gas properties and convert accounts receivable and revenue earned in excess of billings to cash in order to meet our operating expenses and debt payments.  If these actions are not sufficient, and we are not able to meet our commitments when due, then we will be forced to liquidate assets and repay our secured creditors with the proceeds.

Our current and former independent auditors have expressed that there is substantial doubt about our ability to continue as a going concern.

During fiscal years 2000 through 2006, we experienced significant operating losses with corresponding reductions in working capital and net worth, excluding the impact of debt forgiveness.  Our revenues and backlog have also decreased substantially during the same period.  After September 30, 2006, we will no longer generate any significant revenue from GIS services, but we will depend on realizing cash flow from our investments in oil and natural gas properties.  Our independent auditors issued a going concern qualification on our financial statements for fiscal 2004, 2005, and 2006, based on the significant operating losses reported in those years and a lack of external financing.  Our former independent auditors issued a going concern qualification on our financial statements for fiscal 2000, 2001, 2002, and 2003.  The going-concern qualification, which expressed substantial doubt about our ability to continue as a going concern, was based on the significant operating losses reported in fiscal 2003 and 2002 and a lack of external financing to fund working capital and debt requirements.  As of September 30, 2006, the amount of our accumulated deficit is approximately $34.1 million.

We have outstanding preferred stock and “blank check” preferred stock that could be issued resulting in the dilution of common stock ownership.

Our Articles of Incorporation allow the board of directors to issue up to 2,500,000 shares of preferred stock and to fix the rights, privileges and preferences of those shares without any further vote or action by the shareholders. We currently have outstanding 280,000 shares of Series A Convertible Preferred Stock, which together with the related warrants and possible dividends paid in kind, are convertible into a total of 262,670 shares of common stock, an amount which is approximately 6.95% of the 3,779,256 shares of common stock currently outstanding as of December 1, 2006.  When converted, these shares will represent a dilution to the existing shareholders.  The preferred stock holds dividend priority and a liquidation preference over shares of our common stock.  Our common stock will be subject to additional dilution if our board of directors utilizes its right to issue additional shares of preferred stock that is convertible into common stock. Thus, the rights of the holders of common stock are and will be subject to, and may be adversely affected by, the rights of the holders of the preferred stock currently outstanding and any preferred stock that we may issue in the future. Any such issuance could be used to discourage an unsolicited acquisition proposal by a third party.

Existing shareholders may experience very significant dilution from the sale of our common stock pursuant to outstanding Class A Warrants, Class B Warrants, Class E Warrants, Warrants and the common stock registered under this prospectus.

The sale of our common stock pursuant to this prospectus and our outstanding Class A, B, and E Warrants will have a very significant dilutive impact on our shareholders.  Up to 7,878,442 shares of common stock could be issuable upon the exercise of the Class A, B, and E Warrants, the Warrants and upon conversion of the Debentures, representing 208.5% of the 3,779,256 shares issued and outstanding as of December 20, 2006.  However, the Class E Warrant and Warrants contain exercise limitations that are likely to cause its exercise to extend over their entire five-year exercise period and could prevent the exercise of a portion of the Class E Warrants and Warrants.  Nevertheless, it is highly probable and unavoidable that our net income per share will decrease in future periods and the market price of our common stock could decline. If our stock price decreases, then our existing shareholders would experience greater dilution.  Moreover, the perceived risk of dilution may cause our shareholders to sell their shares, which would contribute to a decline in the price of our common stock. The perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Our stock price is highly volatile and the purchase or sale of relatively few shares can disproportionately influence the share price.

The trading price and volume of our common stock has been and may continue to be subject to significant fluctuations in response to:

•     actual or anticipated quarterly variations in our operating results;

•     conditions generally affecting the oil and gas industry;

•     the success of our business and operating strategy; and

•     the operating and stock price performance of other comparable companies.

The trading price of our common stock may vary without regard to our operating performance. Historically, we have been a thinly traded stock, therefore relatively few shares traded can disproportionately influence share price.

We face possible delisting from The NASDAQ Capital Market, which could result in a limited trading market for our common stock, and could negatively affect the price of our common stock.

One July 21, 2006, we received a notice from the NASDAQ Stock Market that we were no longer in compliance with the requirements for continued inclusion of our common stock on the NASDAQ Capital Market pursuant to the NASDAQ’s Marketplace Rule 4310(c)(4) (the “Rule”) because our common stock closed below $1.00 per share for 30 consecutive business days.  We were given 180 calendar days, or until January 17, 2007, to regain compliance with the Rule.  To regain compliance with the Rule, the closing bid price of our common stock must be $1.00 per share or more for a minimum of 10 consecutive business days before January 17, 2007.

If we fail to comply with the continued listing requirements of the NASDAQ Capital Market, including the Rule and the minimum stockholders equity requirement, we may be delisted from trading on such market, and thereafter trading in our common stock, if any, would be conducted through the over-the-counter market or on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc.  There is no guarantee that an active trading market for our common stock will be maintained on the NASDAQ Capital Market.

Future sales of our common stock may cause stock price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.  In addition, the sale of our common stock could impair our ability to raise capital through the sale of additional common or preferred stock.  As of December 20, 2006, we had 3,779,256 shares of common stock outstanding, excluding stock options, of which, 3,696,302 shares are freely tradeable.

The results of oil and gas investments may yield revenue that falls short of expectations causing harm to our business.

Although several oil and gas investments have been made, the Washita County well is our largest investment to date and therefore significant emphasis has been placed upon this investment. While the Adrienne 1-9 is an offset well to a significant producer of natural gas, there is no assurance that this well will be a significant producer of natural gas.  There is also no assurance that, upon completion, the wells will ultimately yield production in amounts necessary to support the financial projections.  In either case, we will not realize the revenue expected by us.  In the extreme case, where no revenue is realized because the operator was forced to plug and abandon the wells, our overall business will be significantly harmed, and we may be forced to liquidate our assets.

If we are unable to retain the members of our senior management team our business operations may be adversely impacted.

Our success depends upon the continued service of our key employees:  Lori A. Jones, Chief Executive Officer, Donald L. Fryhover, Senior Vice President, and Louis Dorfman, Jr., Executive Vice President.  Our ability to retain our management team is an important factor in our turnaround program and our ability to pursue our overall business plan.  Other than Messrs. Fryhover and Dorfman, we do not have qualified personnel who have experience in oil and gas exploration and production.   In order to successfully implement and manage our entry into the oil and gas business, we may have to recruit additional qualified personnel having experience in the oil and gas exploration and production business. Competition in the oil and gas sector for qualified individuals is intense.  We may not be able to find, attract and retain qualified personnel on acceptable terms.  In addition, while we have an employment agreement with Ms. Jones, there is no assurance that we will be able to retain the services of such key personnel.  We do not maintain any key personal life insurance policies.  Layoffs in recent years may impair our ability to retain and recruit other key personnel.  The loss or interruption of the services of Ms. Jones or Messrs. Fryhover or Dorfman could have a material adverse effect on our business, financial condition and results of operations.  Our future financial results will also depend upon our ability to attract and retain highly skilled technical, managerial and marketing personnel.

If we are unable to obtain additional funding our business operations will be harmed.

We believe that our current cash position will be sufficient to meet our share of the operating expenses and capital expenditures required to exploit completely the oil and gas interests we have acquired thus far, including the Washita County well.  However, in order to fully implement our strategy of transitioning into the oil and gas sector, we will need to acquire additional oil and gas interests and will, therefore, require additional funding.  Although we may receive approximately $1,972,705, less expenses, from the exercise of currently issued warrants, we have no way of estimating the ultimate amount that we will receive from the exercise of warrants.  Also, we do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms.  Insufficient funds may prevent us from implementing our business strategy.

Competition in the oil and gas industry is intense, which may adversely affect our ability to succeed.

The oil and gas industry is intensely competitive and we compete with other companies that have greater resources.  Many of these companies not only explore for and produce oil and gas, but also carry on refining operations and market petroleum and other products on a regional, national or global basis.  These companies may be able to pay more for productive oil and gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.  In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and gas market prices.  Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position.  Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.  In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and gas properties.

The marketability of natural resources is affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulations concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Environmental liabilities and environmental regulations may have an adverse effect on our business.

The oil and gas business is subject to environmental hazards such as spills, leaks or any discharges of petroleum products and hazardous substances.  These environmental hazards could expose us to material liabilities for property damage, personal injuries and/or environmental harms, including the costs of investigating and rectifying contaminated properties.

Environmental laws and regulations govern several aspects of our oil and gas business, such as drilling and exploration, production, transportation and waste management.  Compliance with environmental laws and regulations can require significant costs or may require a decrease in production.  Moreover, noncompliance with these laws and regulations could subject us to significant administrative, civil or criminal fines or penalties.

The oil and gas business is subject to changing government regulations.

Federal, state or local government agencies may impose environmental, labor or other regulations that increase costs and/or terminate or suspend operations.  The oil and gas business is subject to federal, state and local laws and regulations. These regulations relate to, among other things, the exploration, development, production and transportation of oil and gas.  Existing laws and regulations could be changed, and any changes could increase costs of compliance and costs of operations.

Our business involves numerous operating hazards.

Our operations, including the Washita County well, are subject to certain hazards inherent in drilling for oil or gas, such as blowouts, reservoir damage, loss of production, loss of well control, punchthroughs, craterings or fires.  The occurrence of these events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury or death to rig personnel.  Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages.  Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires.  We may also be subject to damage claims by other oil and gas companies.

Although we, and the operators we engage, will maintain insurance in the areas in which we operate, pollution and environmental risks generally are not fully insurable.  Our insurance policies and contractual rights to indemnity may not adequately cover our losses, and we do not have insurance coverage or rights to indemnity for all risks.  If a significant accident or other event occurs and is not fully covered by insurance or other contractual indemnity, it could adversely affect our financial position and results of operations.

USE OF PROCEEDS

All of the shares of common stock offered hereby are being offered by the selling shareholders, who will receive all proceeds from such sales. We will not receive any proceeds from the sale of shares of common stock offered by the selling shareholders.  However, we will receive aggregate proceeds of $1,461,497, less expenses, if and when the Debentures are converted and the Warrants and the warrants issued to Palladium Capital Advisors, LLC, are exercised in full in accordance with their terms.  We intend to use any such proceeds for general corporate purposes, including working capital.

SELLING SHAREHOLDERS

The selling shareholders are offering for resale up to 6,362,590 shares of our common stock.  Pursuant to the terms of the Registration Rights Agreement between us and the Investors, we are required to register 130% of the shares of Common Stock underlying the Debentures and the Warrants as of the date hereof to cover resales of additional shares that may be issuable upon conversion of the debenture or exercise of the Warrants in connection with any anti-dilution provisions therein and in connection with shares issuable in lieu of cash payments for liquidated damages.  Therefore there are 3,086,331 shares of Common Stock covered by this prospectus with respect to the Debenture, 3,086,331 shares of Common Stock covered by the Warrants plus 189,928 shares issuable upon exercise of the warrant issued to our Placement Agent, Palladium Capital Advisors LLC, in connection with the issuance of the Debentures and Warrants.

The table below sets forth certain information regarding the beneficial ownership of our common stock by the selling shareholders and has been prepared based solely on information provided to us by the selling shareholders.  The selling shareholders may from time to time offer the shares of common stock offered by this prospectus.  We do not know when or in what amounts the selling shareholders will sell any or all of the shares offered by this prospectus. The term “selling shareholder” includes the shareholders listed below and their transferees, pledges, donees or other successors.

To our knowledge, Palladium Capital Advisors LLC, are the only selling stockholders who are registered broker-dealers.  As such, it is considered an underwriter of our common stock. We are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market making or stabilizing transactions involving the purchase or distribution of these securities by this shareholder. None of the selling shareholders nor any of their affiliates have held any position or office or had any other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of this prospectus other than as a result of the ownership of our securities.  As of December 20, 2006, none of the selling shareholders has converted the Debenture covered by this prospectus.  We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.

Name of Shareholder	Number of Shares Beneficially Owned Prior to the Offering		Percentage of Outstanding Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares Covered by this prospectus	Number of Shares Beneficially Owned After the Offering(2)
DKR Soundshore Oasis Holding Fund Ltd.(3)	1,028,777	(6)	21.40%	2,057,554	0
Harborview Master Fund L.P.(4)	1,028,777	(6)	21.40%	2,057,554	0
Monarch Capital Fund Ltd.(5)	1,028,777	(6)	21.40%	2,057,554	0
Palladium Capital Advisors, LLC(7)	—		—	189,928	0

(1)  Percentage ownership is based on 3,779,256 shares of our common stock outstanding as of December 20, 2006.  In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity prior to the offering, we deemed outstanding shares of common stock subject to the warrants held by that person that are currently exercisable or exercisable within 60 days of October 3, 2006. We did not deem these shares outstanding, however, for purposes of computing the percentage ownership of any other person.

(2)  The Warrants provide that the warrants cannot be exercised to the extent that the number of shares of Common Stock held by the Investor and his affiliates after such exercise would exceed 9.99% of the then total number of shares of the common stock outstanding (the “Beneficial Ownership Limitation”).   Based on our outstanding Common Stock at December 20, 2006, of 3,779,256 shares, the Investors would not be able to exercise warrants for more than 377,547 shares of Common Stock.  The number of shares shown in the selling shareholders table under the heading “Number of Shares Beneficially Owned After Offering” does not give effect to the Beneficial Ownership Limitation.

(3)  The investment manager of DKR Soundshore Oasis Holding Fund Ltd. (“DKR”) is DKR Oasis Management Company LP. DKR Oasis Management Company LP has the authority to do any and all acts on behalf of DKR Soundshore Oasis Holding Fund Ltd., including voting any shares held by DKR Soundshore Oasis Holding Fund Ltd. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of DKR Oasis Management Company LP. Mr. Fischer has sole voting and investment control over the securities held by DKR Soundshore Oasis Holding Fund Ltd. and has ultimate responsibility for trading with respect to DKR Soundshore Oasis Holding Fund Ltd. Mr. Fischer disclaims beneficial ownership of the shares

(4)  Harborview Master Fund L.P. (“Harborview”) is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have voting and investment control over the shares held by Harborview Master Fund L.P. and ultimate responsibility for trading with respect to Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.

(5)  Monarch Capital Fund Ltd. (“Monarch”) is a British Virgin Islands Investment Fund managed by Beacon Fund Advisors Ltd. (“Manager”) and advised by Monarch Managers Ltd. (“Advisors”). David Sims and Joseph Frunck, the principals, respectively, of Manager and Advisor, have voting and investment control with regard to Monarch. Neither Mr. Sims nor Mr. Frunck have any beneficial interest in the shares being registered hereunder.

(6)  In addition to the 1,028,777 shares beneficially owned as of December 20, 2006, each of DKR, Harborview and Monarch holds a Warrant to acquire 1,028,777 shares of our Common Stock, which are covered by this prospectus.  However, because these Warrants are generally not exercisable within 60 days of December 20, 2006, these shares are not included in the shares reflected as “Beneficially Owned Prior to the Offering”. The shares of Common Stock beneficially owned and offered by this prospectus by each of DKR, Harborview and

Monarch reflect 130% of the shares of Common Stock underlying the Debentures and Warrants as of the date hereof to cover resales of additional shares that may be issuable upon conversion of the Debentures or the exercise of the Warrants in connection with any anti-dilution provisions therein.

(7)  Palladium Capital Advisors, LLC (“Palladium Capital”) is a registered broker-dealer and, accordingly is considered an underwriter. Palladium Capital holds a warrant to acquire 189,928 shares of our Common Stock, which are covered by this prospectus.  However, because this warrant is not exercisable within 60 days of December 20, 2006, these shares are not included in Palladium Capital’s shares beneficially owned prior to the offering.  Mr. Joel Padowite holds voting and dispositive powers for Palladium Capital.

PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      an exchange distribution in accordance with the rules of the applicable exchange;

•      privately negotiated transactions;

•      settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•      broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•      through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•      a combination of any such methods of sale; or

•      any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by us incident to the registration of the shares.  The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each selling shareholder has advised us that they have not entered into any written or oral agreements, understanding or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of our common stock will be passed upon for us by Locke Liddell & Sapp LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Analytical Surveys, Inc. and subsidiaries as of September 30, 2006 and 2005, and for the years then ended, have been incorporated by reference in this registration statement in reliance upon the report of Pannell Kerr Forster of Texas, P.C. (“PKF”), our independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report of PKF covering the September 30, 2006 financial statements contains an explanatory paragraph that states that we have suffered significant operating losses in 2006 and prior years and do not currently have any external financing in place to fund working capital requirements, which raises substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s public reference room at its offices in Washington, D.C.  Please call the SEC at 1-800-SEC-0330 for more information about the public reference room. Our filings are also available over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we have filed with the SEC to register the securities offered by this prospectus. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits at the SEC’s public reference room or at the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The documents we incorporate by reference are considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below:

•      Our annual report on Form 10-KSB for the fiscal year ended September 30, 2006 (filed with the SEC on December 22, 2006);

•      Our current reports on Form 8-K filed with the SEC on October 5, 2006, October 24, 2006, November 15, 2006, and November 30, 2006;

•      The description of our common stock set forth in our registration statement on Form S-2 filed on April 18, 1996; and

•      All documents filed by us with the SEC pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also disclose information about us through current reports on Form 8-K that are furnished to the SEC to comply with Regulation FD. This information disclosed in these reports is not considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, is not subject to the liabilities of that section and is not incorporated by reference herein.

At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

Analytical Surveys, Inc.

8610 N. New Braunsfels, Suite 205

San Antonio, Texas 78217

Attn: Lori Jones

(210) 657-1500

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

ANALYTICAL

SURVEYS, INC.

PROSPECTUS

Common Stock

(no par value)

                           , 200

[Back cover]

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with the issuance and distribution of the common stock of Analytical Surveys, Inc. (the “Company”) registered hereunder are as follows:

Securities and Exchange Commission registration fee	$429
*Legal fees and expenses	15,000
*Accounting fees and expenses	7,500

Total	$22,929

* Estimated

The selling shareholders have not paid any portion of the registration expenses.

Item 15.	Indemnification of Directors and Officers.

Section 7-108-402 of the Colorado Business Corporation Act (the “Act”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403, or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. The Company’s articles of incorporation contain such a provision.

Section 7-109-103 of the Act provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan (a “Director”) of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

i

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

In addition, the Company’s articles of incorporation provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

The Company’s articles require that the Company maintain insurance to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

The Company’s articles of incorporation provide that the Company shall indemnify any Director or officer, or former director or officer, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock, or of which it is a creditor, and the personal representative of all such persons, against expenses actually and necessarily incurred by him in connection with the defense of any Proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such Proceeding, to be liable for negligence or misconduct in the performance of duty; but such indemnification shall not be deemed exclusive of any other rights to which such Director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise, nor shall anything herein contained restrict the right of the Company to indemnify or reimburse such person in any proper case, even though not specifically herein provided for.

Item16.	Exhibits.

Exhibit No.	Description

4.1	Form of Stock Certificate (incorporate by reference to Exhibit the Company’s Registration Statement on Form S-18 (Registration No. 2-93108-D)).

4.2

Securities Purchase Agreement dated November 24, 2006 between the Company and the Purchasers named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 30, 2006).

4.3

13% Secured Convertible Debenture due November 24, 2007 issued by the Company to Monarch Capital Fund (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 30, 2006).

4.4	13% Secured Convertible Debenture due November 24, 2007 issued by the Company to Harborview

Master Fund LP (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 30, 2006).

4.5

13% Secured Convertible Debenture due November 24, 2007 issued by the Company to DKR Soundshore Oasis Holding Fund Ltd. (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on November 30, 2006).

4.6

Common Stock Purchase Warrant dated November 24, 2006 issued by the Company to Monarch Capital Fund (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on November 30, 2006).

4.7

Common Stock Purchase Warrant dated November 24, 2006 issued by the Company to Harborview Master Fund LP (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on November 30, 2006).

4.8

Common Stock Purchase Warrant dated November 24, 2006 issued by the Company to DKR Soundshore Oasis Holding Fund Ltd. (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed on November 30, 2006).

4.9

Registration Rights Agreement dated as of November 24, 2006 between the Company and the Purchasers named therein (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed on November 30, 2006).

4.10

Security Agreement dated November 24, 2006, between the Company, the Subsidiaries of the Company named therein and Secured Parties named therein (incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on November 30, 2006).

4.11	Common Stock Purchase Warrant dated November 24, 2006 issued by the Company to Palladium Capital Advisors, LLC.

5.1	Opinion of Locke Liddell & Sapp LLP.

23.1	Consent of Pannell Kerr Foster of Texas, P.C.

23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on Signature Page hereto).

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement (other than as provided in the note to Item 512(a)(1) of Regulation S-B): (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any additional or changed material information in the plan of distribution.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the small business issuer under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)           That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed part of and included in the registration statement as of the date it is first issued after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 22, 2006.

ANALYTICAL SURVEYS, INC.

By:	/s/ Lori A. Jones
Lori A. Jones Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lori Jones, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

SIGNATURE	TITLE	DATE

/s/ Lori A. Jones	Chief Executive Officer (Principal
Lori A. Jones	Executive Officer), Acting Chief	December 22, 2006
Financial Officer (Principal Financial
and Accounting Officer)

/s/ R. THOMAS RODDY	Chairman of the Board	December 22, 2006
R. Thomas Roddy

/s/ Edward P. Gistaro	Director	December 22, 2006
Edward P. Gistaro

/s/ Rad Weaver	Director	December 22, 2006
Rad Weaver